Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2011, in Amendment No. 1 to the Registration Statement (Form S-1 No.333-178336) and related Prospectus of Spirit Airlines, Inc. dated December 22, 2011.

/s/Ernst & Young LLP
Certified Public Accountants

Miami, Florida

December 20, 2011